                                                                    EXHIBIT 23.4


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this Amendment to Registration Statement on Form S-3/A by Amkor Technology, Inc.

AHNKWON & CO.

AhnKwon & Co.
Seoul, Korea
August 23, 2000